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                           [HELLER EHRMAN LETTERHEAD]



May 27, 2004


Rubio's Restaurants, Inc.
1902 Wright Place, Suite 300
Carlsbad, CA  92008

RE: REGISTRATION STATEMENT ON FORM S-8 FOR 844,734 SHARES OF COMMON STOCK AND RELATED STOCK OPTIONS


Ladies and Gentlemen:

     We have acted as counsel to Rubio's Restaurants, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 27, 2004 (as may be further amended or supplemented, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Act") a total of an additional 844,734 shares of the Company's Common Stock (the "Shares") reserved for issuance under the Company's 1999 Stock Incentive Plan, as amended to date (the "Plan") and related stock options.

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of the Company's charter documents, the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plan and such other corporate records, certificates of officers of the Company and public officials, and have made such other factual and legal investigations as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

     Based on such review, subject to the assumptions stated above and relying on the statements of fact contained in the documents, instruments, records, certificates, statements and representations described above, and assuming that the purchase or exercise price is equal to, and the Company receives property or cash at least equal to, the par value of the Shares, we are of the opinion that if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to
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                           [HELLER EHRMAN LETTERHEAD]


                                                       Rubio's Restaurants, Inc.
                                                                    May 27, 2004
                                                                          Page 2


(a) the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

     This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                        Very truly yours,

                                        /s/ HELLER EHRMAN WHITE & MCAULIFFE LLP

                                        HELLER EHRMAN WHITE & MCAULIFFE